Exhibit 4(i)

Number UD

COMMON STOCK                            COMMON STOCK

Incorporated Under
The Laws of the
Commonwealth of Virginia                Shares


This Certificate May Be Presented       See Reverse Side
For Transfer In New York, N.Y. Or       For Certain Definitions
In Pittsburgh, PA

                              UNITED DOMINION
                            REALTY TRUST, INC.

                                                          CUSIP 910197 10 2

THIS CERTIFIES THAT




IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $1.00 EACH, IN

United Dominion Realty Trust, Inc. The Holder and every transferee as assignee of this certificate or shares represented hereby, or of any interest therein, accepts and agrees to be bound by the provisions of the Articles of Incorporation of the Company. This certificate and the shares represented hereby are transferable on the books of the Companies by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     In Witness Whereof, the Company has caused this certificate to be signed by the facsimile signatures of its President and Secretary.

Dated:

COUNTERSIGNED AND REGISTERED:
MELLON SECURITIES TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY                                 JAMES DOLPHIN  JOHN P. McCANN
     Authorized Signature          SECRETARY      PRESIDENT

                    UNITED DOMINION REALTY TRUST, INC.

Under the Articles of Incorporation of the Company, transfer of the shares represented hereby may be stopped, and such shares are subject to redemption, in order to preserve the qualification of the Company as a "real estate investment trust" under the Internal Revenue Code.

The Company will furnish to any shareholder upon request to the office of the Company in Richmond, Virginia a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
UNIF GIFT MIN ACT -  ..... Custodian .....
                     (Cust)         (Minor)
                     under Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

     For value received, __________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________________
_________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

______________________Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


_________________________________________________________________Attorney
to transfer the said Shares on the books of the within-named Company with full-power of substitution in the premises.

Dated ______________________


______________________________________